SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2026

FreeCast, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-43122	45-2787251
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6901 TPC Drive, Suite 100, Orlando, Florida	32822
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 374-1607

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001	CAST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 20, 2026, FreeCast, Inc., a Florida corporation (the “Company,” “we” or “our”) entered into a Renewal Revolving Convertible Promissory Note, dated April 20, 2026, with Nextelligence, Inc. (“Nextelligence”) in the principal amount not to exceed $5 million (the “Note”). Nextelligence is controlled by William A. Mobley, Jr., our Chief Executive Officer, Chairman of our board of directors (the “Board”) and holder of the majority voting power of the Company.

As of April 21, 2026, the aggregate outstanding principal balance of all loans under the Note was $3,400,000. We borrowed an additional aggregate amount of $500,000 under the Note since April 21, 2026. As of April 29, 2026, the aggregate outstanding principal balance of all loans under the Note is $3,900,000.

Under the terms of the Note, in lieu of repayment, at Nextelligence’s option, all or part of the outstanding principal and accrued interest (“Debt”) is convertible into shares of our Class A common stock, par value $0.0001 per share, (“Shares”) at a conversion price equal to the closing price of a Share on the Nasdaq Global Market on the most recent trading day prior to the date Nextelligence delivers written notice of its election to convert, in whole or in part, the principal amount of the Note and accrued and unpaid interest due thereon.

All loans made under the Note accrue interest at a fixed rate per annum equal to 12.0%. The outstanding principal and accrued and unpaid interest under the Note are due and payable no later than June 30, 2027. We have the right to prepay the Note, in whole or in part, at any time; provided, however, we must provide Nextelligence five days prior written notice of our intention to make such prepayment.

If we: (i) fail to comply with any provision under the Note, including, but not limited to, failing to immediately pay all amounts due to Nextelligence when due in accordance with the Note; or (ii) become subject to certain bankruptcy or insolvency events, at the option of Nextelligence, the unpaid principal amount of the Note, accrued interest thereon, any fees or any other sums payable thereunder will thereafter until paid in full bear interest at a rate per annum equal to 18.0%.

In case of a stock split, a stock combination, or a reverse stock split of the Shares, the number of Shares into which any Debt may be converted and the conversion price shall be proportionately adjusted.

The full text of the Note is attached as Exhibit 4.1 hereto and is incorporated by reference herein. You are urged to read said exhibit attached hereto in its entirety.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
4.1	Renewal Revolving Convertible Promissory Note made by FreeCast, Inc. in favor of Nextelligence, Inc., dated April 20, 2026 (incorporated by reference to Exhibit 4.1 to FreeCast, Inc. Current Report on Form 8-K filed on April 22, 2026)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2026	FreeCast, Inc.

	By:	/s/ William A. Mobley, Jr.
William A. Mobley, Jr.
Chief Executive Officer

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